EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File No. 333-61229, File No. 333-104785 and File No. 333-164534) of Tech Ops/Sevcon Inc. of our report dated December 23, 2010, relating to our audit of the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K of Tech Ops/Sevcon Inc. for the year ended September 30, 2010.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Boston, Massachusetts
December 23, 2010